UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

FGL HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands

KY1-1102

(Address of principal executive offices)

1 (345) 947-5614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.0001 per share	FG	New York Stock Exchange
Warrants to purchase ordinary shares	FG WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

An extraordinary general meeting of the shareholders of FGL Holdings (“FGL”) was held on May 29, 2020. Proxies with regard to the matters voted upon at the extraordinary general meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the extraordinary general meeting and the results of voting on each such matter.

Proposal 1 — Approval of the Agreement and Plan of Merger, dated as of February 7, 2020, by and among FGL Holdings, Fidelity National Financial, Inc. (“FNF”), F I Corp. and F II Corp., as amended by that First Amendment to the Agreement and Plan of Merger, dated as of April 24, 2020 (the “Merger Agreement”), pursuant to which FGL will be acquired by FNF, the plans of merger, the mergers, and the transactions contemplated by the Merger Agreement and the plans of merger.

Votes For	Votes Against	Abstentions	Broker Non- Votes
183,791,098	1,621	174,072	0

Proposal 2 — Approval of the adoption of the Amended and Restated Memorandum and Articles of Association appended to the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non- Votes
183,789,380	2,556	174,855	0

Proposal 3 — Approval of the alteration to the authorised share capital of FGL from US$90,000 divided into 800,000,000 ordinary shares of a par value of US$0.0001 each and 100,000,000 preferred shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, as indicated in the “first plan of merger” appended to the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non- Votes
183,787,829	3,279	175,683	0

Proposal 4 — Approval of, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to FGL’s named executive officers that is based on or otherwise relates to the mergers.

Votes For	Votes Against	Abstentions	Broker Non- Votes
174,411,044	8,327,916	1,227,831	0

Proposal 5 — Approval of the adjournment of the extraordinary general meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Merger Agreement, if a quorum is present and there are not sufficient votes at the time of such adjournment to approve the Merger Agreement, the plans of merger, the mergers and the transactions contemplated by the Merger Agreement and the plans of merger.

Votes For	Votes Against	Abstentions	Broker Non- Votes
178,483,469	4,414,545	1,068,777	0

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions set forth in the Merger Agreement and discussed in detail in FGL’s definitive proxy statement in connection with the extraordinary general meeting, which is available on the U.S. Securities and Exchange Commission website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to FGL’s definitive proxy statement in connection with the extraordinary general meeting. Assuming the satisfaction of such closing conditions, FGL expects the closing of the transactions contemplated by the Merger Agreement to occur on June 1, 2020.

Item 8.01.	Other Events

To the extent required, the information included in Item 5.07 of this Current Report on Form 8-K is incorporated into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 29, 2020

By:	/s/ Eric L. Marhoun
Name:	Eric L. Marhoun
Title:	General Counsel and Secretary

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